Confidential - WinStar/Williams






                         WIRELESS FIBERsm IRU AGREEMENT


                                 BY AND BETWEEN


                             WINSTAR WIRELESS, INC.


                                       AND


                          WILLIAMS COMMUNICATIONS, INC.






                        Effective as of December 17, 1998

                                TABLE OF CONTENTS

1.   DEFINITIONS..................................................................................................1
1.1.   Particular Terms...........................................................................................1
1.2.   Other Terms................................................................................................4

2.   SCOPE AND STRUCTURE..........................................................................................4
2.1.   General....................................................................................................4
2.2.   Term.......................................................................................................5
2.3.   Strategic Relationship.....................................................................................5

3.   GRANTS, RIGHTS AND RESPONSIBILITIES..........................................................................6
3.1.   WinStar Grant, Rights and Responsibilities.................................................................6
3.2.   WinStar Acceptance and Testing.............................................................................7
3.3.   Control of Facilities......................................................................................7
3.4.   Provisioning of Williams T-1s..............................................................................8
3.5.   Service Orders for Williams T-1s...........................................................................9
3.6.   Changes in Service Parameters.............................................................................10
3.7.   Delivery of Minimum Williams T-1 Inventory................................................................10

4.   OTHER PERFORMANCE AND SERVICES..............................................................................11
4.1.   Interconnection...........................................................................................11
4.2.   Collocation...............................................................................................11
4.3.   Maintenance...............................................................................................11
4.4.   Routine Maintenance.......................................................................................11
4.5.   Non-Routine Maintenance...................................................................................12
4.6.   Subcontractors............................................................................................12
4.7.   Williams Equipment........................................................................................12
4.8.   Performance Standards.....................................................................................12
4.9.   Disengagement Assistance..................................................................................12
4.10.  Relocation................................................................................................12
4.11.  Ancillary Services........................................................................................13

5.   CONTRACT ADMINISTRATION.....................................................................................13
5.1.   Reports and Meetings......................................................................................13
5.2.   Confidentiality...........................................................................................14

6.   CHARGES.....................................................................................................16
6.1.   General...................................................................................................16
6.2.   Taxes.....................................................................................................16
6.3.   Pass-Through Expenses.....................................................................................17
6.4.   Most Favored Customer Status..............................................................................17
6.5.   Benchmarking..............................................................................................18

7.   INVOICING AND PAYMENT.......................................................................................18
7.1.   Invoicing.................................................................................................18
7.2.   Payment Due...............................................................................................18
7.3.   Disputed Charges..........................................................................................19
7.4.   Late Interest.............................................................................................19

8.   COVENANTS, REPRESENTATIONS AND WARRANTIES...................................................................19
8.1.   Non-Infringement..........................................................................................19
8.2.   Authorization.............................................................................................19
8.3.   Wireless Fiber Connectivity...............................................................................20
8.4.   Disclaimer................................................................................................20

9.   INDEMNIFICATION.............................................................................................20
9.1.   Indemnities by Williams...................................................................................20
9.2.   Indemnities by WinStar....................................................................................21
9.3.   Indemnification Procedures................................................................................22

10.  LIABILITY, RISK OF LOSS AND INSURANCE.......................................................................22
10.1.  General Intent............................................................................................22
10.2.  Liability Restrictions....................................................................................23
10.3.  Insurance Requirements....................................................................................23
10.4.  Risk of Loss..............................................................................................24
10.5.  Force Majeure.............................................................................................24

11.  REMEDIES AND DISPUTE RESOLUTION.............................................................................25
11.1.  Cumulative Nature.........................................................................................25
11.2.  Informal Dispute Resolution...............................................................................25
11.3.  Arbitration...............................................................................................26
11.4.  Termination...............................................................................................27
11.5.  Suspension of Service.....................................................................................27
11.6.  Litigation................................................................................................27
11.7.  Continued Performance.....................................................................................28

12.  GENERAL.....................................................................................................28
12.1.  Binding Nature and Assignment.............................................................................28
12.2.  Entire Agreement..........................................................................................28
12.3.  Tariff....................................................................................................28
12.4.  Consents..................................................................................................29
12.5.  Restriction of Transmissions..............................................................................29
12.6.  Use and Ownership.........................................................................................29
12.7.  Non-Solicitation..........................................................................................29
12.8.  Notices...................................................................................................29
12.9.  Counterparts..............................................................................................30
12.10. Relationship of Parties...................................................................................30
12.11. Severability..............................................................................................30
12.12. Reasonableness, Consents and Approval.....................................................................30
12.13. Waiver of Default.........................................................................................30
12.14. Survival..................................................................................................31
12.15. Public Disclosures........................................................................................31
12.16. Third Party Beneficiaries.................................................................................31
12.17. Amendment.................................................................................................31
12.18. Order of Precedence.......................................................................................31
12.19. Interpretation............................................................................................32
12.20. Covenant of Good Faith....................................................................................32



                        LIST OF SCHEDULES AND EXHIBITS
--------------------------------------------------------------------------------
Schedule A        Scope and Services
                  Exhibit A-1: WinStar Target Markets
                  Exhibit A-2: Implementation Schedule
                  Exhibit A-3: Collocation
                  Exhibit A-4: Standards and Specifications
                  Exhibit A-5: Hub Implementation Forecast
                  Exhibit A-6: Williams Connectivity
Schedule B        Performance Standards
Schedule C        Charges

                         WIRELESS FIBERsm IRU AGREEMENT

                                 BY AND BETWEEN

                             WINSTAR WIRELESS, INC.

                                       AND

                          WILLIAMS COMMUNICATIONS, INC.




         This WIRELESS FIBER IRU AGREEMENT (including the Exhibits and Schedules attached hereto, the "Agreement"), effective as of December 17, 1998 (the "Effective Date"), is entered into by and between WINSTAR WIRELESS, INC., a Delaware corporation with offices located at 230 Park Avenue, New York, New York 10169 ("WinStar"), and WILLIAMS COMMUNICATIONS, INC., a Delaware corporation with offices located at One Williams Center, Tulsa, Oklahoma 74172 ("Williams").


         WHEREAS, WinStar is a fixed wireless services telecommunications provider currently planning to build-out in the domestic major metropolitan markets set forth in Exhibit A-1;


         WHEREAS, Williams is a provider of high capacity long haul fiber optic network transport and desires to utilize WinStar's Wireless Fiber Connectivity (as hereinafter defined) in conjunction with its long haul network services; and


         WHEREAS, upon the terms and subject to the conditions set forth below, Williams desires to acquire from WinStar, and WinStar desires to provide to Williams, an exclusive, indefeasible right to use certain of WinStar's Wireless Fiber Connectivity on a private, non-common-carrier basis.


         NOW THEREFORE, in consideration of the mutual promises set forth below and other good and valid consideration, the receipt of which is hereby acknowledged, WinStar and Williams (collectively, the "Parties" and each, a "Party") agree as follows:

1.   DEFINITIONS
     1.1. Particular Terms.

          As used in this Agreement:

          (a)  "Acceptance" has the meaning set forth in Exhibit A-4.

          (b) "Acceptance Date" means, for each Hub, the date of Acceptance as provided in Exhibit A-4.

          (c) "Acceptance Standards" means the standards set forth in Exhibit A-4 with respect to the testing of the Hubs.

          (d) "Affiliate" means, with respect to any entity, any other entity that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such entity.

          (e) "Agreement" has the meaning set forth in the preamble to this Agreement.

          (f)  "Confidential  Information"  has the meaning set forth in Section
               5.2.

          (g) "Control" and its derivatives means legal, beneficial or equitable ownership, directly or indirectly, of more than fifty percent (50%) of outstanding voting capital stock (or other ownership interest, if not a corporation) of an entity or management or operational control over such entity.

          (h) "Cost" means actual, direct costs incurred and computed in accordance with the established accounting procedures used by WinStar to bill third parties for reimbursable projects. All Costs shall be computed in accordance with generally accepted accounting principles. Such actual, direct costs include:

               (i) Labor costs, including wages and salaries, and benefits, plus the overhead allocable to such labor costs (overhead allocation percentage shall not exceed the lesser of: (i) the percentage WinStar allocates to its internal projects; or (ii) ______ percent (__%)); and

               (ii) Other   direct  costs  and   Out-of-Pocket   Expenses  on  a
                    Pass-Through Expenses basis (such as equipment, materials, supplies, contract services, costs of capital, Required Rights, sales, use or similar taxes, etc.) plus ___ percent (__%) of such expenses, but

               (iii) Less any cost or expense reimbursed by a third party.

          (i) "Domestic Hub Capacity" means, at the time in question, the aggregate capacity of WinStar's deployed Hubs within the United States.

          (j) "Effective Date" has the meaning set forth in the preamble to this Agreement.

          (k) "Governmental Authorizations" means all licenses, permits and authorizations from the Federal Communications Commission, Federal Aviation Administration, state public utility commissions, municipal authorities or any other governmental body that are materially necessary or required for or used in the business and operations of WinStar or the provision of the Wireless Fiber Connectivity.

          (l)  "Hub" has the meaning set forth in Schedule A.

          (m)  "Indefeasible   Right  of  Use"  or  "IRU"  means  an  exclusive,
               indefeasible   right  to  use  the   specified   Wireless   Fiber
               Connectivity as contemplated by this Agreement.

          (n)  "Intellectual   Property   Rights"   means   patent,   copyright,
               trademark, trade secret or other proprietary rights with respect to any work product in which such rights could inure.

          (o) "Lit Building" means a building that, at the time in question, is either a Hub provided by WinStar or equipped with a radio connection to a Hub provided by WinStar utilizing spectrum in which WinStar holds a license.

          (p) "Losses" means all liabilities, damages and related costs and expenses (including fines, levies, assessments, reasonable legal fees and disbursements and costs of investigation, litigation, settlement, judgment, interest and penalties) directly incurred by a Party.

          (q) "Maintenance" means the network operations, administration and maintenance required for the continued performance of the WinStar Fiberless Connectivity.

          (r) "Minimum Williams T-1 Inventory" has the meaning set forth in Exhibit A-6.

          (s) "Out-of-Pocket Expenses" means reasonable and actual out-of-pocket expenses incurred by a Party, but not including that Party's overhead costs (or allocations thereof), administrative expenses or other mark-ups.

          (t) "Party" and "Parties" have the meanings set forth in the preamble to this Agreement.

          (u) "Pass-Through Expenses" means certain WinStar expenses, as agreed to between the Parties in writing, which Williams agrees to pay directly or reimburse on an Out-of-Pocket Expenses basis.

          (v) "Prime Rate" means, in respect of any period, the rate published as Chase Manhattan's prime rate in the Wall Street Journal, or any successor publication thereto, from time to time during such period.

          (w) "Pro Rata Share" means a proportion equal, for Williams, to the Williams Connectivity and, for WinStar, the complement of the Williams Connectivity.

          (x) "Qualified Building" means a building that, at the time in question, has a verified line of sight (per WinStar's standard practices) to a Hub provided by WinStar and for which the necessary Required Rights have been obtained by, or provided to, WinStar.

          (y) "Required Rights" means leases or licenses for access to, and use of, building roof areas and other antenna staging locations and interior space and conduit rights as necessary to provide Wireless Fiber Connectivity to a building.

          (z)  "Sector"   means   an   area   of   coverage   emanating   off  a
               point-to-multipoint radio on a Hub.

          (aa) "Sector Capacity" of any given Hub means, as of the date in question, the transport capacity of the relevant Sector of that Hub.

          (bb) "Start Date" means, with respect to any Williams T-1, the first day on which such service is provided.

          (cc) "T-1" means a circuit (wire, fiber or spectrum) with a capacity of 1.544 Mbps.

          (dd) "Term" has the meaning set forth in Section 2.2.

          (ee) "Williams" has the meaning set forth in the preamble to this Agreement.

          (ff) "Williams Connectivity" has the meaning given in Exhibit A-6.

          (gg) "Williams IRU" has the meaning given in Section 3.1(a).

          (hh) "Williams T-1" has the meaning given in Section 3.1(a). Each such circuit shall traverse __________________________________________
               _________________________________________________________________
               _____________________________ and shall be deemed  provided  when approved by Williams in accordance with Section 3.5(e).

          (ii) "WinStar" has the meaning set forth in the preamble to this Agreement.

          (jj) "WinStar Equipment" means the telecommunications equipment used by WinStar to implement the Wireless Fiber Connectivity.

          (kk) "WinStar Target Market" means a city listed in Exhibit A-2 where WinStar has at least one Hub to provide the Wireless Fiber Connectivity, which list may be amended by WinStar from time to time with notice to Williams (in accordance with Exhibit A-2).

          (ll) "Wireless  Fiber   Connectivity"   means  the  Wireless   Fibersm
               connectivity, which WinStar is authorized to provide at certain licensed radio frequency bandwidths.

     1.2. Other Terms.

          Other terms used in this Agreement are defined in the context in which they are used and have the meanings there indicated.

2.       SCOPE AND STRUCTURE

     2.1. General.

          (a) This Agreement sets forth the general terms and conditions under which WinStar grants Williams specific rights to certain capacity within the deployed Wireless Fiber Connectivity.


          (b) The Parties acknowledge that this Agreement does not grant to WinStar an exclusive privilege to sell or otherwise provide to Williams any or all of the transport and services of the type described in this Agreement. Williams may contract with other suppliers for the procurement of comparable transport or services. Subject to the Williams IRU granted by WinStar under this Agreement, WinStar is not restricted from selling to other entities any types of transport or services including the types of transport or services that are provided to Williams hereunder.

     2.2. Term.

          The term of this Agreement (the "Term"), with respect to each of the initial two hundred and seventy (270) Hubs implemented by WinStar, shall begin on the corresponding Acceptance Date and continue in effect for twenty-five (25) years from that time.

     2.3. Strategic Relationship.

          (a) Resale of WinStar Product. Pursuant to terms to be agreed upon by the Parties after the Effective Date, WinStar will grant Williams the right to market and promote certain WinStar voice and data products (e.g., wireless capacity, professional services and Internet connectivity) through its sales channel.

          (b) Williams-Provided Roof Rights and Building Access. If requested by WinStar, Williams shall grant to WinStar, at no cost, appropriate roof, riser, conduit rights and interior space (in each case, in quantities to be mutually agreed upon on a case-by-case basis) rights to buildings in the United States for which Williams owns, leases or occupies, in whole or in part, that Williams can obtain (at reasonable cost) or has such rights. In addition, Williams shall assist WinStar in obtaining such rights with respect to other buildings in the United States leased or occupied, in whole or in part, by Williams or its Affiliates, including by actively conveying to those Affiliates the strategic and important nature of the relationship with WinStar. Williams shall provide (and periodically update as reasonably requested by WinStar) WinStar with a written list of the addresses of all such real estate.

          (c)  Mutual   Marketing   Support.   WinStar  will  provide   Williams
               reasonable marketing support in connection with Williams' sale of the Williams T-1s and other WinStar voice and data products.

          (d) Provisioning and Billing OSS. The Parties will work together in order to interface their then-current provisioning and billing operational support system information (e.g., network events and statistics). The reasonable costs associated with these activities shall be mutually shared between the Parties. If, after consultation with Williams, WinStar is required to provide provisioning and billing information unique to Williams' wholesale activities, the reasonable costs of providing such information shall be borne by Williams.

          (e) Regulatory Assistance. If either Party affirmatively takes a position in the domestic regulatory environment, it will be in favor of a level playing field and in support of competition, as such Party determines in its sole discretion. The Parties shall periodically (but at least semi-annually) meet to discuss their plans and objectives with respect to the regulatory environment.

3.  GRANTS, RIGHTS AND RESPONSIBILITIES

     3.1.     WinStar Grant, Rights and Responsibilities.

          (a) Effective as of the Acceptance Date, WinStar hereby grants to Williams an exclusive Indefeasible Right of Use (the "Williams IRU"), for the purposes described herein, in the Williams

               Connectivity as expressed in T-1 increments over time, as provided in Exhibit A-6 (the "Williams T-1s"), subject to the additional limitations set forth in Subsection (c) below. Such grant does not convey any legal title to any real or personal property, including the spectrum, physical equipment and connections used to effect the Domestic Hub Capacity.

          (b) Subject to the terms of this Agreement, Williams shall have exclusive use of the Williams T-1s for any lawful purpose during the Term.

          (c)  In addition to the Williams Connectivity  limitation set forth in
               Section 3.1(a), the Williams T-1s shall be subject to the following limitations:

               (i) Williams T-1s from any Lit Building that is connected to the WinStar Hub through a point-to-point radio link may go up to but shall not exceed _______ percent (__%) of the bandwidth capacity provided to that building notwithstanding WinStar's usage of any or all of such capacity in that building.

               (ii) Williams   T-1s   that   are   to   be   implemented   using
                    point-to-multipoint links between Lit Buildings in a Sector and a WinStar Hub may go up to but shall not exceed _______ percent (__%) of the relevant Sector Capacity of that Hub notwithstanding WinStar's usage of any or all of such Sector Capacity in the Sector.

               (iii)For Qualified  Buildings lit at Williams'  expense  pursuant to Section 3.4(b)(ii), the limitation set forth in Subsection (c)(i), if applicable, shall be increased to _____ percent (__%) for buildings lit point-to-point. In addition, only ____________ percent (__%) of the Williams T-1s in such buildings will count towards the Williams Connectivity limitation set forth in Subsection (a) above.

               (iv) In  accordance  with  Section 3.6,  each  Williams T-1 shall count against the limitations set forth above for ___ (_) ____, regardless of whether or not the duration of its connectivity lasts less than ___ (_) ____. After its _____ ____ of connectivity, each Williams T-1 shall count against such limitations until disconnected.

               (v) Williams may order Williams Connectivity only in multiples of T-1 line speeds. Orders for line speeds higher than T-1 will count proportionately toward the limitations set forth in this Subsection (c). For example, a DS-3 will count as ____________ (__) T-1s. Apart from the applicability of the limitations, the line speeds of the circuits constituting the Williams Connectivity shall have no effect on the respective rights and obligations of the Parties.

     3.2. WinStar Acceptance and Testing.

          (a) As of the Effective Date, Williams hereby agrees that Acceptance of the initial fifty-seven (57) Hubs (the "Initial Hubs") deployed by WinStar is deemed to have occurred. WinStar represents and warrants that the Initial Hubs have met the Acceptance Standards as of the Effective Date.

          (b) Prior to the use of each Hub deployed by WinStar following the Effective Date, WinStar will have performed testing procedures in accordance with Exhibit A-4, which are sufficient to verify compliance with Acceptance Standards. Acceptance of each such Hub shall occur as set forth in Exhibit A-4.

     3.3. Control of Facilities.

          Notwithstanding any other provision of this Agreement, WinStar has and shall at all times continue to retain control over all FCC licenses, equipment and facilities subject to this Agreement and shall have, at all times, required access to all of the equipment and facilities installed by it pursuant to this Agreement. In exercising this control, WinStar will not disturb or interfere with the Williams T-1s without good cause, such as a request from the FCC to shut down interfering transmissions, emergency service restoration or correction of other technical problems. WinStar shall provide Williams with as much prior notice as is reasonably practicable in the case of emergency disruptions of the Wireless Fiber Connectivity. WinStar shall, with the reasonable cooperation and assistance of Williams, (i) operate its business in all material respects in accordance with the terms of the Governmental Authorizations and (ii) maintain the validity of the Governmental Authorizations. WinStar agrees to provide Williams with notice in the event matters come to WinStar's attention that could materially prevent it from meeting its obligations under this Agreement. In this regard, WinStar and Williams further agree as follows:

          (a) Williams shall not represent itself as the holder of any FCC licenses issued to WinStar.

          (b) Any communications by either Party with the FCC regarding the subject matter of this Agreement shall require the other's prior written approval.

          (c) Neither WinStar nor Williams shall represent itself as the legal representative of the other before the FCC or any state regulatory body. Except as otherwise required by law, all filings made before regulatory bodies with respect to WinStar's license or the services provided hereunder shall be made by and in the name of WinStar. WinStar and Williams will cooperate with each other with respect to regulatory matters concerning WinStar's licenses and the services provided pursuant to this Agreement; provided, however, this will not relieve WinStar from complying with the Governmental Authorizations.

          (d) Nothing in this Agreement is intended to diminish or restrict WinStar's obligations as an FCC licensee and both Parties desire that this Agreement be in full compliance with the rules and regulations of the FCC and any state or local jurisdiction. If the FCC or any state regulatory body of competent jurisdiction determines that any provision of this Agreement violates any applicable rules, policies or regulations, both Parties shall bear their respective Pro Rata Share of costs to immediately bring this Agreement into compliance, consistent with the intent of this Agreement.

          (e) It is expressly understood by WinStar and Williams that nothing in this Agreement is intended to give to Williams any right that would be deemed to constitute a transfer of control (as "control" is defined in the Communications Act of 1934, as amended, or any applicable FCC rules or case law) of one or more of WinStar's licenses from WinStar to Williams.

     3.4. Provisioning of Williams T-1s.

          Except as otherwise provided in this Section 3.4, WinStar, at its own expense, shall be solely responsible for obtaining and maintaining all rights and privileges (including Required Rights, space and power) that are necessary for WinStar to provide the Williams T-1s to the WinStar common space.

          (a) Subject to the limitations set forth in Section 3.1, Williams may order T-1s to be connected to any Qualified Building (or a building that would be a Qualified Building but for the obtaining of Required Rights). If Williams orders Williams T-1s that are to be connected to a Lit Building, WinStar will provision, on a non-discriminatory basis, those T-1s to the common space at no additional cost with an objective of completing that provisioning within ______ (__) days from the date of Williams' order.

          (b) If Williams orders Williams T-1s that are to be connected to a Qualified Building (or a building that would be a Qualified Building but for the obtaining of Required Rights) that is not a Lit Building:

               (i) WinStar shall determine within ______ (__) days of receipt of notice from Williams whether, in its sole discretion, it will light such building at its own expense. If WinStar so elects, that notice shall set forth a target delivery date and WinStar shall light that building and provision, on a non-discriminatory basis, the T-1s to the common space with the objective of completing such activities by the target delivery date.

               (ii) If  WinStar  elects not to light  such  building  at its own expense, WinStar will light the building upon Williams' request, in accordance with a target delivery date established by WinStar. Williams shall pay for such lighting at WinStar's Cost of performance. Additionally, in such event, Williams shall be responsible, with WinStar's assistance, for obtaining and maintaining, at Williams' expense, all necessary rights and privileges (including
                    Required Rights, space and power). Lighting, pursuant to this Subsection 3.4(b)(ii), of more than ____ (_) buildings connected to a single Hub, whether singly or in combination over any period of time, shall be subject to WinStar's approval which shall not be unreasonably withheld.

          (c) When WinStar lights a building for provisioning a Williams T-1, Williams will either:

               (i) Perform inside wiring for its customers in such building subject both to obtaining any necessary consents and to WinStar's then-current installation guidelines and specifications; or

               (ii) Have WinStar perform such wiring at WinStar's Cost.

     3.5. Service Orders for Williams T-1s.

          (a) The implementation of a Williams T-1 to a Lit Building shall be requested on WinStar's Service Order forms in effect from time to time ("Service Orders"). Each Service Order shall reference this Agreement. WinStar reserves the right not to accept a Service Order that does not conform with the terms and conditions of this Agreement and such non-conforming Service Order shall have no force or effect hereunder.

          (b) Each Service Order will indicate a requested Start Date (the "Requested Start Date") for the implementation of the Williams T-1s to a Lit Building, the desired term of the Williams T-1s, and any other parameters required. WinStar shall acknowledge receipt of the Service Order, on average, within forty-eight (48) hours (an "Acknowledgement").

          (c) Once a Service Order is placed, Williams may cancel it only by notice of cancellation not less then ___ (__) days prior to delivery of the corresponding Williams T-1, and payment of any specified cancellation fee. Williams agrees that the actual damages in the event of such cancellation would be difficult or impossible to ascertain, and that the cancellation charge including those set forth herein is consequently intended to establish liquidated damages and not a penalty.

          (d) Any conflicting, different or additional terms and conditions contained in Williams' acknowledgment or Service Order or elsewhere are deemed objected to by WinStar and shall not constitute part of this Agreement. No action by WinStar (including fulfillment of such Service Order) shall be construed as binding or estopping WinStar with respect to such conflicting, different or additional term or condition, unless the Service Order containing said term or condition has been signed by an authorized representative of WinStar.

          (e) WinStar shall make reasonable efforts to provide the Williams T-1s within the service implementation interval set forth in
               Section 3.5(b) or by Williams' Requested Start Date. Williams T-1s shall begin on the date WinStar issues notice that service is available (the "Start of Service Notice" or "SOSN"), indicating the Williams T-1 has been tested by WinStar in accordance with WinStar's standard specifications and that the service meets or exceeds those specifications.

          (f) Williams may reasonably request one or more delays in the Requested Start Date of a Service Order, a move, or rearrangement if WinStar receives the delay request at least _______ (__) days prior to the Requested Start Date and the requested delay does not extend the Requested Start Date more than _______ (__) days from the original date thereof. If Williams delays the Requested Start Date (or as gauged by the SOSN, if issued for a date after the Requested Start Date) by more than ______ (__) days, the Williams T-1s will count against the Minimum Williams T-1 Inventory and the Williams Connectivity for a period of one (1) year. This count against the Minimum Williams T-1 Inventory and Williams Connectivity will be effective ______ (__) days after the Requested Start Date.

     3.6. Changes in Service Parameters.

          Following the relevant Start Date for any Williams T-1, Williams may disconnect or reconfigure that service upon sixty (60) days' prior written notice. If that action relates to a Williams T-1 that has not been in place for at least one (1) year from its Start Date, (i) such Williams T-1 will continue to count against the Minimum Williams T-1 Inventory and Williams Connectivity for the remainder of the one (1) year period; and (ii) Williams shall also pay WinStar the additional charges incurred by WinStar that are associated with that disconnection or reconfiguration. Subsection (ii) shall also apply with respect to a cancellation as provided in Section 3.5(c).

     3.7. Delivery of Minimum Williams T-1 Inventory.

          (a) Availability Date. The "Availability Date" shall mean (i) the Effective Date with respect to the Minimum Williams T-1 Inventory identified in Exhibit A-6 to be provided to Williams as of the Effective Date, and (ii) December 31st of each calendar year following 1998 through the end of the Term with respect to each annual number of Minimum Williams T-1 Inventory identified in Exhibit A-6 for such calendar year. The "Deadline Date" shall be sixty (60) days after the later of (i) such planned Availability Date or (ii) the planned Availability Date as extended due to unforeseen events not in the reasonable control of WinStar (other than as due to WinStar's negligence), Force Majeure events or as expressly permitted by this Agreement. WinStar shall make available each of its annual Minimum Williams T-1 Inventories by the applicable Deadline Date. WinStar shall give Williams as much prior notice as reasonably possible if, to the best of WinStar's knowledge, there is a foreseeable risk that it may miss a Deadline Date for its Minimum Williams T-1 Inventory.

          (b) Failure to Meet Deadline Date. If WinStar fails to make available the Minimum Williams T-1 Inventory by its applicable Deadline Date, and the Parties are unable, in good faith, to agree to an alternative Deadline Date, Williams' sole and exclusive monetary remedy for such failure shall be to obtain Cover (as hereinafter defined) beginning on the Deadline Date for the number of T-1s not made available. "Cover" shall be satisfied by obtaining, at WinStar's expense, the number of T-1s that would have been available had WinStar made available the entire applicable Minimum Williams T-1 Inventory. Once WinStar makes such T-1s available, the Parties will work together to migrate the T-1s to WinStar at WinStar's sole cost and expense.

4.       OTHER PERFORMANCE AND SERVICES

     4.1.     Interconnection.

          (a) With respect to each of the WinStar Target Markets, the Parties shall mutually determine the most efficient manner of providing the required connectivity ("Interconnection") between the WinStar and Williams points of presence, whether through then-existing installed capacity, implementation of new capacity or third party arrangements. In addition, the Parties shall set and periodically review the schedule (timing and priority) of implementation of those Interconnection facilities and shall adhere to that schedule in implementing such facilities.

          (b) The Parties shall allocate the costs of each Interconnection facility as follows:

               (i) The Parties shall mutually agree upon a forecast of each Party's usage of that Interconnection facility during the first year after implementation (the "Forecast"). The non-recurring costs associated with the implementation of that facility and the recurring cost thereof in the first month of operation (in aggregate, the "Start-up Costs") will be allocated pro rata between the Parties based upon the Forecast. One year thereafter the Parties shall re-calculate the allocation of the Start-up Costs by substituting actual usage during the preceding year in place of the Forecast. Based upon that recalculation, Williams shall pay or receive a refund, in either case equal to the difference between the initial allocation of the Start-up Costs and the recalculated amount, plus interest at the Prime Rate for the applicable period.

               (ii) On  a  quarterly  basis,  the  Parties  shall  allocate  the periodic recurring costs of that Interconnection facility pro rata between the Parties based upon actual usage during the preceding quarter.

               (iii)Following  the  Effective  Date,  the Parties will  mutually develop appropriate procedures to implement the foregoing.

     4.2. Collocation.

          Exhibit A-3 sets forth the collocation services, terms and conditions.

     4.3. Maintenance.

          WinStar shall be responsible for providing maintenance, repair and testing on all WinStar Equipment used to provide the Williams T-1s, in accordance with its then-current standard policies and procedures, a portion of which is attached hereto as Exhibit A-4. Williams is prohibited from providing any maintenance, repair or testing with regard to WinStar Equipment.

     4.4. Routine Maintenance.

          During the Term, WinStar shall perform all required Routine Maintenance Services at the charges set forth in Schedule C. "Routine Maintenance Services" means the work specifically identified as Routine Maintenance Services in Article 5 of Schedule A, provided that Routine Maintenance Services excludes work for which Williams is obligated to reimburse WinStar for all or a portion of the Costs incurred pursuant to other provisions of this Agreement.

     4.5. Non-Routine Maintenance.

          Williams shall pay its Pro Rata Share of WinStar's direct Costs for maintenance in respect of the Williams Connectivity other than Routine Maintenance Services, if the Cost of such work relating to any single event or multiple related events is greater than Five Thousand Dollars ($5,000.00).

     4.6. Subcontractors.

          WinStar may subcontract provisioning, testing, maintenance, repair, restoration, relocation or other operational and technical services it is obligated to provide hereunder or may have the underlying facility owner or its contractor perform such obligations. Such subcontracting shall not relieve WinStar of any obligations under this Agreement.

     4.7. Williams Equipment.

          WinStar's maintenance and repair obligations under this Agreement shall not include maintenance, repair or replacement of Williams' equipment.

     4.8. Performance Standards.

          Except as otherwise set forth in Schedule B, for the purpose of this Agreement the normal standards of performance within the telecommunications industry in the relevant market shall be the measure of whether a Party's performance is reasonable and timely.

     4.9. Disengagement Assistance.

          Upon termination or expiration of this Agreement, WinStar shall provide Williams and its designated third party providers all reasonable assistance as necessary to effect a smooth transition to a new supplier.

     4.10. Relocation.

          (a) If WinStar determines for bona fide operational reasons, or is required by a third party acting pursuant to condemnation or similar authority or by a governmental entity, to relocate all or any portion of a Hub or any of the facilities used or required in providing Williams with the Williams IRU, WinStar shall, to the extent practicable, provide Williams sixty (60) days' prior notice and shall proceed with such relocation. WinStar shall have the right to direct such relocation, including the right to determine the extent of, the timing of, and methods to be used for such relocation, provided that any such relocation:

               (i) Shall be constructed and tested in accordance with the specifications and requirements set forth in this Agreement and applicable Exhibits;

               (ii) Shall  not  result  in a  materially  adverse  change to the operations or performance of the Hub, and

               (iii) Shall not unreasonably interrupt service on the Hub.

               For purposes of this Section 4.10, a WinStar relocation shall be for bona fide operational reasons if it is undertaken in good faith (i) to settle or avoid a bona fide threatened or filed condemnation action or order by a governmental authority to relocate, (ii) to reduce the likelihood of physical damage, (iii) as the result of a Force Majeure Event, or (iv) for other operational reasons to which Williams has consented, provided that Williams shall not unreasonably withhold such consent. WinStar shall use reasonable efforts to contest any exercise of condemnation authority that would require a relocation pursuant to this Section 4.10.

          (b) Unless such relocation is necessitated by a breach of WinStar's obligations under this Agreement, Williams shall reimburse WinStar for the Costs incurred in the same manner and to the same extent as set forth for reimbursement for Costs of maintenance other than for Routine Maintenance Services in Section 4.5.

     4.11. Ancillary Services.

          WinStar may also provide other services to Williams for reasons including: (a) Williams' request to expedite Williams T-1 availability to a date earlier than WinStar's published installation interval or a previously accepted Start Date; (b) Williams T-1 redesign or other activity occasioned by receipt of inaccurate information from Williams; (c) Williams' request for use of facilities other than those selected by WinStar for provision of the Wireless Fiber Connectivity ("facilities" for this purpose shall not include buildings that became Lit Buildings pursuant to Section 3.4(b)(i)); and (d) other circumstances in which extraordinary costs and expenses are generated at the written request of Williams and incurred by WinStar (collectively, "Ancillary Services").

5.  CONTRACT ADMINISTRATION

     5.1. Reports and Meetings.

          (a) Within thirty (30) days of the Effective Date, the Parties shall mutually agree upon a set of monthly reports to be issued by WinStar to Williams. WinStar will provide Williams with suggested formats for such reports for Williams' review and approval. As one such report, WinStar will provide a monthly performance report that describes WinStar's deployment of the Hubs, availability of the applicable Minimum Williams T-1 Inventory and a forecast of upcoming WinStar Target Market implementations (including Hubs, buildings and addresses).

          (b) Within thirty (30) days of the Effective Date, the Parties shall mutually agree upon a set of regular management meetings. WinStar will prepare and circulate an agenda sufficiently in advance of each such meeting to give participants an opportunity to prepare for the meeting and will incorporate into such agenda any items that Williams desires to discuss. At Williams' request, WinStar will prepare and circulate minutes promptly after a meeting.

     5.2. Confidentiality.

          (a) Confidential Information. Williams and WinStar each acknowledge that they may be furnished with, receive or otherwise have access to information of or concerning the other Party that such Party considers to be confidential, proprietary, a trade secret or otherwise restricted. As used in this Agreement and subject to Section (c), "Confidential Information" means all information, in any form, furnished or made available directly or indirectly by one Party (the "Disclosing Party") to the other (the "Receiving Party") that (i) concerns the operations, facilities, plans, affairs and businesses of the Disclosing Party, the financial affairs of the Disclosing Party, and the relations of the Disclosing Party with its customers, employees and service providers, or (ii) is marked confidential, restricted, proprietary, or with a similar designation. The terms and conditions of this Agreement shall be deemed Confidential Information, but may be disclosed pursuant to this Section 5.2 or
               Section 12.15.

          (b)  Obligations.

               (i) Each Party's Confidential Information shall remain the property of that Party except as expressly provided otherwise by the other provisions of this Agreement. Each Party shall each use at least the same degree of care, but in any event no less than a reasonable degree of care, to prevent unauthorized disclosure of Confidential Information as it employs to avoid unauthorized disclosure of its own information of a similar nature. Except as otherwise permitted hereunder, the Parties may disclose such information (A) to their respective directors, officers, managers, employees, agents, contractors and consultants (collectively, "Representatives"), (B) to entities performing services required hereunder only where: (1) use of such entity is authorized under this Agreement, (2) such disclosure is necessary or otherwise naturally occurs in that entity's scope of responsibility, (3) the entity agrees in writing to assume the obligations described in this Subsection (b). Any disclosure to such entity shall be under substantially the same confidentiality terms and conditions set forth herein.

               (ii) Each Party  shall take  reasonable  steps to ensure that its
                    (and its Affiliates') Representatives comply with this Subsection (b). In the event of any disclosure or loss of, or inability to account for, any Confidential Information of the Disclosing Party, the Receiving Party shall promptly, at its own expense: (A) notify the Disclosing Party in writing; and (B) take such actions as may be necessary and cooperate in all reasonable respects with the Disclosing Party to minimize the violation and any damage resulting therefrom.

               (iii)Either Party may disclose the terms and  conditions  of this
                    Agreement to any third party that (A) has expressed a bona fide interest in consummating a significant financing, merger or acquisition or other corporate transaction between such third party and such Party, (B) has a reasonable ability (financial and otherwise) to consummate such transaction, and (C) has executed a nondisclosure agreement that includes within its scope the terms and conditions of this Agreement and also includes a procedure to limit the extent of copying and distribution thereof. Each Party shall endeavor to delay the disclosure of the terms and conditions of this Agreement until the status of discussions concerning such transaction warrants such disclosure. In addition, either party (or either party's Affiliates) may disclose the terms and conditions of this Agreement as such party deems appropriate to prepare for IPOs or major corporate transactions. Any disclosure to such entity shall be substantially under the same confidentiality terms and conditions as provided herein.

          (c)  Exclusions.   "Confidential   Information"   shall   exclude  any
               particular information that the Receiving Party can demonstrate:

               (i) At the time of disclosure, was in the public domain or in the rightful possession of the Receiving Party;

               (ii) After disclosure,  is published or otherwise becomes part of the public domain through no fault of the Receiving Party;

               (iii)Was received after  disclosure  from a third party who had a lawful right to disclose such information to the Receiving Party without any obligation to restrict its further use or disclosure;

               (iv) Was  independently  developed by the Receiving Party without reference to Confidential Information of the Disclosing Party; or

               (v) Was required to be disclosed to satisfy a legal requirement of a competent government body; provided that, immediately upon receiving such request and to the extent that it may legally do so, the Receiving Party advises the Disclosing Party promptly and prior to making such disclosure in order that the Disclosing Party may interpose an objection to such disclosure, take action to assure confidential handling of the Confidential Information, or take such other action as it deems appropriate to protect the Confidential Information.

          (d) No Implied Rights. Nothing contained in this Section shall be construed as obligating a Party to disclose its Confidential Information to the other Party, or as granting to or conferring on a Party, expressly or impliedly, any rights or license to the Confidential Information of the other Party.

6.   CHARGES

     6.1. General.

          The charging mechanisms and pricing methodologies for Wireless Fiber Connectivity and maintenance and collocation services are set forth in Schedule C.

     6.2. Taxes.

          The Parties' respective responsibilities for taxes arising under or in connection with this Agreement shall be as follows:

          (a) Each Party shall be responsible for personal property taxes on property it owns or leases, for franchise and privilege taxes on its business, and for taxes based on its net income or gross receipts; provided, however, that Williams shall be responsible for its proportionate share (based upon the proportion of the Hub or building capacity used for Williams T-1) of any property taxes (or similar levies) assessed as a result of the implementation of any Williams T-1.

          (b) Williams shall timely report and pay any and all sales, use, income, gross receipts, excise, transfer, ad valorem or other taxes, and any and all franchise fees or similar fees assessed against it due to the Williams IRU or its use of the Williams T-1s.

          (c) If a sales, use, excise, value-added, services, consumption, or other tax is assessed on the provision of the Wireless Fiber Connectivity, Maintenance or any other services, the Parties shall work together to segregate the payments under this Agreement into three (3) payment streams:

               (i)  Payments for taxable items;

               (ii) Payments where Williams  functions merely as a payment agent for WinStar; and

               (iii) Payments for other nontaxable items.

          (d) The Parties agree to cooperate with each other to enable each to determine more accurately its own tax liability and to minimize such liability to the extent legally permissible. Each invoice shall separately state the amounts of any taxes collected. Each Party shall provide and make available to the other any resale certificates and other exemption certificates or information reasonably requested by either Party that is applicable to the subject matter of this Agreement.

          (e) Each Party shall promptly notify the other of, and coordinate the response to and settlement of, any claim for taxes asserted by applicable taxing authorities for which the other Party is responsible hereunder. With respect to any claim arising out of a form or return signed by a Party to this Agreement, such Party shall have the right to elect to control the response to and settlement of the claim, but the other Party shall have all rights to participate in the responses and settlements that are appropriate to its potential responsibilities or liabilities.

     6.3. Pass-Through Expenses.

          For each Pass-Through Expense, if any, WinStar shall review the invoiced charges and determine whether such charges are proper and valid. Unless the Parties mutually agree otherwise, Pass-Through Expenses will be paid directly by Williams.

     6.4. Most Favored Customer Status.

          (a) Williams T-1s. With regard to the Williams Connectivity, Williams shall have most favored customer protection as follows:

               (i)  ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________

                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________

               (ii) ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________


          (b) Excess Connectivity. With regard to Wireless Fiber Connectivity in excess of the Williams Connectivity or Williams T-1 Ceiling, as appropriate ("Excess Connectivity"), Williams shall have most favored customer protection as follows:

               (i)  ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________

               (ii) ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________

     6.5. Benchmarking.

          (a) Wireless Fiber Connectivity offered by WinStar in excess of the Williams Connectivity, if any, shall be of equivalent or better quality, availability and price when compared to similar offerings in the marketplace. However, nothing in this Section
               6.5 shall be deemed to require WinStar to sell more Wireless Fiber Connectivity than the Williams Connectivity.

          (b) Within 180 days after the Effective Date, the Parties will jointly establish a benchmarking measurement and comparison process (the "Benchmarking Process") designed to objectively evaluate whether the Wireless Fiber Connectivity purchased by Williams in excess of the Williams Connectivity is of equivalent or better quality, availability and price as compared to similar services generally available in the market for similar size and scope requirements ("Market Level Charges"). The Benchmarking Process will take into consideration relevant factors such as quality and delivery terms.

7.       INVOICING AND PAYMENT

     7.1. Invoicing.

          WinStar shall invoice Williams for all amounts due under this Agreement prior to the payment dates set forth in Schedule C and on a monthly basis in arrears for all other charges. Each invoice shall show such details as reasonably requested by Williams, separately state the amounts of any taxes collected and include the calculations utilized to establish the charges.

     7.2. Payment Due.

          (a) Subject to the other provisions of this Article 7, invoices provided for under Section 7.1 and properly submitted to Williams pursuant to this Agreement shall be due and payable by Williams within thirty (30) days after receipt thereof. Any amount due under this Agreement for which a time for payment is not otherwise specified shall be due and payable within thirty (30) days after receipt of a proper invoice for such amount.

          (b) To the extent a credit may be due Williams pursuant to this Agreement, WinStar shall provide Williams with an appropriate credit against amounts then due and owing; if no further payments are due to WinStar, WinStar shall pay such amounts to Williams within thirty (30) days.

          (c) Williams shall make payments provided for under this Article 7 or Schedule C by wire transfer of immediately available funds to the account or accounts designated by WinStar. All other payments to be made pursuant to this Agreement may be made by check or draft of immediately available funds delivered to the address designated in writing by the other Party (e.g., in a statement or invoice) or, failing such designation, to the address for notice to such other Party provided pursuant to Section 12.8.

          (d) The first invoice provided under this Agreement shall be due and payable within sixty (60) days of the Effective Date.

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

     7.3. Disputed Charges.

          Williams shall pay undisputed charges when such payments are due under this Agreement. Williams may withhold payment of particular charges that Williams disputes in good faith and for which it promptly gives written notice to WinStar, stating the details of such dispute. The Parties shall promptly refer such matter to dispute resolution in accordance with Section 11.2. If Williams withholds any disputed charges and such charges are ultimately determined to be proper and payable to WinStar, Williams shall pay such charges to WinStar plus interest at the Prime Rate from the date such charges were originally due until the date such charges are paid. WinStar agrees that no payment dispute shall be grounds for WinStar to withhold or diminish the quality or quantity of any of the connectivity and services provided hereunder.

     7.4. Late Interest.

          If either Williams or WinStar fails to make any payment under this Agreement when due, such amounts shall accrue interest, from the date such payment is due until paid, including accrued interest, at the Prime Rate.

8.   COVENANTS, REPRESENTATIONS AND WARRANTIES

     8.1. Non-Infringement.

          Each Party represents, warrants and covenants to the other that it shall perform its responsibilities under this Agreement in a manner that does not infringe, or constitute an infringement or misappropriation of, any Intellectual Property Rights of any third party.

     8.2. Authorization.

          Each Party represents and warrants to the other that:

          (a) It has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement;

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the requisite corporate action on the part of such Party;

          (c) This Agreement constitutes a legal, valid and binding obligation enforceable against such party in accordance with its terms;

          (d) Its execution of and performance under this Agreement shall not violate any applicable existing regulations, rules, statutes, or court orders of any local, state, or federal government agency, court, or body;

          (e) It is not subject to any contractual or other obligation that would prevent it from entering into this relationship; and

          (f) It has not offered or provided any inducements in violation of law or the other Party's policies of which it has been given notice, in connection with this Agreement.

     8.3. Wireless Fiber Connectivity.

          Excluding services provided by third parties other than WinStar's subcontractors, WinStar covenants that the Williams T-1s shall be designed, engineered, installed, constructed and operated in accordance with the specifications set forth in the applicable services schedule. WinStar further covenants that it will use its commercially reasonable efforts under the circumstances to remedy any delays, interruptions, omissions, mistakes, accidents or errors in the Williams T-1s provided hereunder and to restore such Williams T-1s to compliance with the terms hereof.

     8.4. Disclaimer.

          EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE PARTIES MAKE NO WARRANTY TO EACH OTHER OR ANY OTHER ENTITY, WHETHER EXPRESS, IMPLIED OR STATUTORY, AS TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF ANY WIRELESS FIBER CONNECTIVITY, WILLIAMS T-1s, HUBS, ANCILLARY SERVICES OR ANY OTHER SERVICES PROVIDED HEREUNDER OR DESCRIBED HEREIN, OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES ARE HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED.

9.   INDEMNIFICATION

     9.1. Indemnities by Williams.

          Williams agrees to indemnify, defend and hold harmless WinStar and its Affiliates and their respective officers, directors, employees, agents, successors, and assigns, from any and all Losses and threatened Losses arising from, in connection with, or based on allegations of, any of the following:

          (a) Williams' failure to observe or perform its duties or obligations to third parties (e.g., duties or obligations to subcontractors);

          (b) Williams' infringement or misappropriation of any Intellectual Property Rights of any third party;

          (c) Williams' unexcused failure to abide by the terms and conditions of the business relationship as mutually agreed to by the Parties in writing;

          (d) The death or bodily injury of any agent, employee, customer, business invitee or any other person to the extent caused by the tortious conduct of Williams;

          (e) The damage, loss or destruction of any real or tangible personal property to the extent caused by the tortious conduct of Williams;

          (f) Fines, penalties or other amounts payable due to Williams' violation of applicable laws or regulations; and

          (g) Any claim, demand, charge, action, cause of action, or other proceeding asserted against WinStar but resulting from an act or omission of Williams in its capacity as an employer of a person.

     9.2. Indemnities by WinStar.

          WinStar agrees to indemnify, defend and hold harmless Williams and its Affiliates and their respective officers, directors, employees, agents, successors, and assigns, from any and all Losses and threatened Losses arising from, in connection with, or based on allegations of, any of the following:

          (a) WinStar's failure to observe or perform its duties or obligations to third parties (e.g., duties or obligations to its customers);

          (b)  WinStar's   infringement  or   misappropriation  of  Intellectual
               Property Rights of any third party;

          (c) WinStar's unexcused failure to abide by the terms and conditions of the business relationship as mutually agreed to by the Parties in writing;

          (d) The death or bodily injury of any agent, employee, customer, business invitee or any other person to the extent caused by the tortious conduct of WinStar;

          (e) The damage, loss or destruction of any real or tangible personal property to the extent caused by the tortious conduct of WinStar;

          (f) Fines, penalties or other amounts payable due to WinStar's violation of applicable laws or regulation; and

          (g) Any claim, demand, charge, action, cause of action, or other proceeding asserted against Williams but resulting from an act or omission of WinStar in its capacity as an employer of a person.

     9.3. Indemnification Procedures.

          With respect to third-party claims, the following procedures shall apply:

          (a) Promptly after receipt of notice of the commencement or threatened commencement of any civil, criminal, administrative, or investigative action or proceeding involving a claim in respect of which the indemnitee will seek indemnification pursuant to this Article 9, the indemnitee will notify the indemnitor of such claim in writing. No failure to so notify the indemnitor will relieve the indemnitor of its obligations under this Agreement except to the extent that it can demonstrate damages attributable to such failure. Within fifteen (15) calendar days following receipt of written notice from the indemnitee relating to any claim, but no later than ten (10) calendar days before the date on which any response to a complaint or summons is due, the indemnitor will notify the indemnitee in writing if the indemnitor elects to assume control of the defense and settlement of that claim (a "Notice of Election").

          (b) If the indemnitor delivers a Notice of Election relating to any claim within the required notice period, the indemnitor shall be entitled to have sole control over the defense and settlement of such claim; provided that (i) the indemnitee shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim, and (ii) the indemnitor shall obtain the prior written approval, not to be unreasonably withheld or delayed, of the indemnitee before entering into any settlement of such claim or ceasing to defend against such claim. After the indemnitor has delivered a Notice of Election relating to any claim in accordance with the preceding paragraph, the indemnitor shall not be liable to the indemnitee for any legal expenses incurred by the indemnitee in connection with the defense of that claim. In addition, the indemnitor shall not be required to indemnify the indemnitee for any amount paid or payable by the indemnitee in the settlement of any claim for which the indemnitor has delivered a timely Notice of Election if such amount was agreed to without the written consent of the indemnitor.

          (c) If the indemnitor does not deliver a Notice of Election relating to any claim within the required notice period, or ceases to defend against the claim, the indemnitee shall have the right to defend the claim in such manner as it may deem appropriate, at the cost and expense of the indemnitor. The indemnitor shall promptly reimburse the indemnitee for all such costs and expenses.

10. LIABILITY, RISK OF LOSS AND INSURANCE

     10.1. General Intent.

          Subject to the specific provisions of this Article 10, it is the intent of the Parties that each Party shall be liable to the other Party for any actual damages incurred by the non-breaching Party as a result of the breaching Party's failure to perform its obligations in the manner required by this Agreement.

     10.2. Liability Restrictions.

          (a) IN NO EVENT, WHETHER IN CONTRACT OR IN TORT (INCLUDING BREACH OF WARRANTY, NEGLIGENCE AND STRICT LIABILITY IN TORT), SHALL A PARTY BE LIABLE FOR INDIRECT OR CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR SPECIAL DAMAGES EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.

          (b) Subject to Subsection (c), below, each Party's total liability to the other, whether in contract or in tort (including breach of warranty, negligence and strict liability in tort) shall be limited to two hundred million dollars ($200,000,000).

          (c) The limitation set forth in Subsections (b), above, shall not apply with respect to: (i) third-party claims subject to indemnification pursuant to the Agreement; (ii) fees due and owing under this Agreement at the time of the claim; and (iii) amounts subject of Cover as provided in Section 3.7(b).

          (d) For the purposes of this Section 10.2, all amounts payable or paid to third parties in connection with claims that are eligible for indemnification pursuant to this Agreement shall be deemed direct damages.

     10.3. Insurance Requirements.

          (a) During the Term, WinStar shall have and maintain in force the following insurance coverages:

               (i) Worker's Compensation and Employer's Liability. Worker's Compensation Insurance in amounts required by applicable law and Employers Liability Insurance with limits not less than $1,000,000 each accident. If work is to be performed in Nevada, North Dakota, Ohio, Washington, Wyoming or West Virginia, the party shall participate in the appropriate state fund(s) to cover all eligible employees and provide a stop gap endorsement for these monopolistic states in WinStar's Worker's Compensation Insurance Program.

               (ii) Commercial General Liability.  WinStar shall carry broadform general liability insurance coverage for property damage, bodily injury, personal injury, contractual liability and accidental pollution legal liability with coverage of at least $10,000,000 per occurrence and in the aggregate. Total limits can be attained by the inclusion of an Umbrella/Excess Liability policy.

               (iii)Automobile   Liability.   WinStar  shall  carry   automobile
                    liability insurance written on the occurrence form of policy. The policy shall provide for bodily injury and property damage liability covering the operation of all automobiles used in connection with performing under the Agreement and shall provide coverage of at least $2,000,000 per occurrence.

          (b) WinStar shall cause its insurers to issue certificates of insurance evidencing that the coverages required under this Agreement are maintained in force. The minimum limits of coverage specified herein are not intended, and shall not be construed, to limit any liability or indemnity of WinStar under this Agreement.

          (c) Nothing in this Agreement shall be construed to prevent WinStar from satisfying its insurance obligations pursuant to this Agreement under a blanket policy or policies of insurance that meet or exceed the requirements of this Article.

     10.4. Risk of Loss.

          (a) Each Party shall promptly notify the other of any matters pertaining to any damage or impending damage to or loss of Wireless Fiber Connectivity known to it that could reasonably be expected to adversely affect the Wireless Fiber Connectivity.

          (b) Each Party shall take all reasonable precautions against, and shall assume liability for, subject to the terms of this Agreement, any damage caused by it to the property of the other Party.

          (c) Neither Party shall use, or allow others to use, equipment, technologies, or methods of operation that interfere in any way with or adversely affect the Williams Connectivity or the permitted use thereof by Williams, WinStar or authorized third parties.

          (d) Williams shall not cause or permit any part of the Williams T-1s to become subject to any mechanic's lien, materialman's lien, vendor's lien or any similar lien or encumbrance whether by operation of law or otherwise.

     10.5. Force Majeure.

          (a) No Party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by fire, flood, lightning, earthquake, elements of nature or acts of God, riots, civil disorders, rebellions or revolutions in any country or any other cause beyond the reasonable control of such Party; provided, however, that (i) the non-performing Party is without fault in causing such default or delay, and (ii) such default or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the non-performing Party through the use of alternate sources, workaround plans or other means, including means contemplated by applicable disaster recovery processes or procedures).

          (b) In such event the non-performing Party shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so delayed in its performance shall immediately notify the other Party by telephone (to be confirmed in writing within two (2) business days of the inception of such delay) and describe at a reasonable level of detail the circumstances causing such delay. The non-performing party will provide the other party prompt written notice of the cessation or termination of the force majeure event.

11.  REMEDIES AND DISPUTE RESOLUTION

     Any dispute between the Parties arising out of or relating to this Agreement, including with respect to the interpretation of any provision of this Agreement and with respect to the performance by Williams or WinStar, shall be resolved as provided in this Article 11.

     11.1. Cumulative Nature.

          Except as otherwise expressly provided herein, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise.

     11.2. Informal Dispute Resolution.

          (a) Prior to the initiation of formal dispute resolution procedures (i.e., arbitration), the Parties shall first attempt to resolve their dispute at the senior manager level. If that level of dispute resolution is not successful, the Parties shall proceed informally, as follows:

               (i) Upon the written request of either Party, each Party shall appoint a designated representative who does not otherwise devote substantially full time to performance under this Agreement, whose task it will be to meet for the purpose of endeavoring to resolve such dispute.

               (ii) The  designated  representatives  shall meet as often as the
                    Parties  reasonably  deem  necessary  in order to gather and furnish to the other all information with respect to the matter in issue that the Parties believe to be appropriate and germane in connection with its resolution. The representatives shall discuss the problem and attempt to resolve the dispute without the necessity of any formal proceeding.

               (iii)During the course of  discussion,  all  reasonable  requests made by one Party to another for non-privileged non-confidential information reasonably related to this Agreement shall be honored so that each of the Parties may be fully advised of the other's position.

               (iv) The specific format for the discussions shall be left to the discretion of the designated representatives.

          (b) Prior to instituting formal proceedings, the Parties will first have their chief executive officers meet to discuss the dispute. This requirement shall not delay the institution of formal proceedings past any statute of limitations expiration or for more than fifteen (15) days.

          (c) Subject to Subsection (b), formal proceedings for the resolution of a dispute may not be commenced until the earlier of:

               (i) The designated representatives concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

               (ii) Thirty  (30)  days  after the  initial  written  request  to appoint a designated  representative  pursuant to Subsection
                    (a), above, (this period shall be deemed to run notwithstanding any claim that the process described in this
                    Section 11.2 was not followed or completed).

          (d) This Section 11.2 shall not be construed to prevent a Party from instituting, and a Party is authorized to institute, formal proceedings earlier to avoid the expiration of any applicable limitations period, or to preserve a superior position with respect to other creditors or as provided in Section 11.6(a).

     11.3. Arbitration.

          If the  Parties  are unable to resolve a dispute  as  contemplated  by
          Section 11.2, and that dispute is not subject to 11.6(a) of this Agreement, then such dispute shall be submitted to mandatory and binding arbitration at the election of either Party (the "Disputing Party") pursuant to the following conditions:

          (a) Selection of Arbitrator. The Disputing Party shall notify the American Arbitration Association ("AAA") and the other Party, describing in reasonable detail the nature of the dispute, (the

               "Dispute Notice") and shall request that the AAA furnish a list of five (5) possible arbitrators who have substantial experience in the telecommunications industry. Each Party shall have fifteen
               (15) days to reject two (2) of the proposed arbitrators. If only one individual has not been so rejected, that person shall serve as arbitrator; if two (2) or more individuals have not been so rejected, the AAA shall select the arbitrator from those individuals.

          (b) Conduct of Arbitration. The arbitrator shall allow reasonable discovery in the forms permitted by the Federal Rules of Civil Procedure, to the extent consistent with the purpose of the arbitration. The arbitrator shall have no power or authority to amend or disregard any provision of this Section 11.3 or any other provision of this Agreement. In particular, the arbitrator shall not have the authority to exclude the right of a Party to terminate this Agreement when a Party would otherwise have such right. The arbitration hearing shall be commenced promptly and conducted expeditiously.

          (c) Replacement of Arbitrator. Should the arbitrator refuse or be unable to proceed with arbitration proceedings as called for by this Section, such arbitrator shall be replaced and a rehearing shall take place in accordance with the provisions of this Section. In such case, the replacement for the arbitrator shall be either selected by the AAA from the original group of potential arbitrators that were not rejected by the Parties or, if there are no such arbitrators available, selected by repeating the process of selection described in Subsection (a), above.

          (d) Findings and Conclusions. The arbitrator rendering judgment upon disputes between Parties as provided in this Section shall, after reaching judgment and award, prepare and distribute to the Parties a writing describing the findings of fact and conclusions of law relevant to such judgment and award. The award of the arbitrator shall be final and binding on the Parties, and judgment thereon may be entered in a court of competent jurisdiction.

          (e) Place of Arbitration Hearings. Arbitration hearings hereunder shall be held in Chicago, Illinois. If the Parties mutually agree, arbitration hearings may be held in another location.

          (f) Time of the Essence. The arbitrator is instructed that time is of the essence in the arbitration proceeding, and that the arbitrator shall have the right and authority to issue monetary sanctions against either of the Parties if, upon a showing of good cause, that Party is unreasonably delaying the proceeding. Recognizing the express desire of the Parties for an expeditious means of dispute resolution, the arbitrator shall limit or allow the Parties to expand the scope of discovery as may be reasonable under the circumstances.

     11.4. Termination.

          A Party shall not be in material breach of this Agreement unless and until the other Party provides it written notice of default and the non-performing party has failed to cure within thirty (30) days after receipt of such notice. Any event of default may be waived in writing at the non-defaulting Party's option. Upon the failure of a Party to timely cure its material breach hereunder within the applicable cure period, the non-defaulting Party shall have the right to (i) terminate this Agreement or (ii) subject to the terms of this Article 11, pursue any legal remedies it may have under applicable law or principles of equity relating to such breach.

     11.5. Suspension of Service.

          If Williams does not make any undisputed payment of at least One Hundred Thousand Dollars ($100,000) within thirty days of the payment due date, WinStar may suspend service to all Williams T-1s upon five
          (5) days' prior written notice if Williams does not cure within such period. If such non-payment continues for more than thirty (30) days after receipt of such notice, WinStar shall have the right to terminate this Agreement.

     11.6. Litigation.

          (a) Immediate Injunctive Relief. The only circumstance in which disputes between the Parties shall not be subject to the provisions of Sections 11.2 and 11.3 is where a Party, in good faith, determines that a temporary restraining order or other injunctive relief is its only appropriate and adequate remedy. If a Party seeks immediate injunctive relief and does not prevail in substantial part, that Party shall pay the other Party's costs and attorneys' fees to the extent incurred in responding to or challenging the request for immediate injunctive relief.

          (b) Jurisdiction. The Parties consent to the jurisdiction of the courts of the State of New York and to jurisdiction and venue in the United States District Court for the Southern District of New York for all litigation that may be brought with respect to the terms of, and the transactions and relationships contemplated by, this Agreement. The Parties further consent to the jurisdiction of any state court located within a district that encompasses assets of a Party against which a judgment has been rendered for the enforcement of such judgment or award against the assets of such Party.

          (c) Governing Law. This Agreement and performance under it shall be governed by and construed in accordance with the laws of the State of New York without regard to its choice of law principles.

     11.7. Continued Performance.

          Each Party agrees to continue performing its obligations under this Agreement while any dispute is being resolved except to the extent the issue in dispute precludes performance (dispute over payment shall not be deemed to preclude performance except as provided in Section 11.5).

12.  GENERAL

     12.1. Binding Nature and Assignment.

          (a) This Agreement shall accrue to the benefit of and be binding upon the Parties hereto and any purchaser or any successor entity into which either Party has been merged or consolidated or to which either Party has sold or transferred all or substantially all of its assets.

          (b) Neither Party may, or shall have the power to, assign this Agreement or delegate such Party's obligations hereunder without the prior written consent of the other, except to:

               (i) An entity that acquires all or substantially all of the assets of such Party,

               (ii) Any Affiliate,

               (iii) A successor in a merger or acquisition of either Party, or

               (iv) In connection with any financing.

     12.2. Entire Agreement.

          This Agreement, including any attached Schedules, constitutes the entire agreement between the Parties with respect to the subject matter in this Agreement, and supersedes all prior agreements, whether written or oral, with respect to the subject matter contained in this Agreement.

     12.3. Tariff.

          WinStar acknowledges that this is a private non-common carrier agreement and that any incorporation of WinStar tariff provisions is done for the convenience of the Parties.

     12.4. Consents.

          As between the parties, Williams shall be responsible for all arrangements with copyright holders, music licensing organizations, performers' representatives or other parties for necessary authorizations, clearances or consents with respect to transmission contents.

     12.5. Restriction of Transmissions.

          Williams will not transmit content that violates applicable law or carries an unreasonable risk of leading to criminal, civil or administrative proceedings or investigations against Williams or WinStar.

     12.6. Use and Ownership.

          Neither Party shall have any right, title or interest to the equipment installed by the other Party.

     12.7. Non-Solicitation.

          Neither Party shall directly or indirectly solicit the other's employees or contractors without the other Party's written consent, which shall not be unreasonably withheld.

     12.8. Notices.

          All notices, requests, demands, and determinations under this Agreement (other than routine operational communications), shall be in writing and shall be deemed duly given (i) when delivered by hand,
          (ii) one (1) business day after being given to an express, overnight courier with a system for tracking delivery, (iii) when sent by confirmed facsimile with a copy delivered thereafter by another means specified in this Section, or (iv) four (4) business days after the day of mailing, when mailed by United States registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

          If to WinStar:                    If to Williams:
            WinStar Wireless, Inc.            Williams Communications, Inc.
            230 Park Avenue                   One Williams Center, Suite 26-5
            New York, NY  10169               Tulsa, Oklahoma  74172
            Attn:  EVP, General Counsel       Attn:  Contract Administration
            Facsimile:  212/922-1637          Facsimile:  918/573-6578

          With a copy to:                   With a copy to:
            WinStar Wireless, Inc.            Williams Communications, Inc.
            7799 Leesburg Pike                One Williams Center, Suite 4100
            Falls Church, Virginia 22043      Tulsa, Oklahoma  74172
            Attn:  VP, Commercial and         Attn:  General Counsel
              Legal Operations
            Facsimile:  703/288-6647          Facsimile:  918/573-3005


          A Party may from time to time change its address or designee for notification purposes by giving the other prior written notice of the new address or designee and the date upon which it will become effective.

     12.9. Counterparts.

          This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties hereto.

     12.10. Relationship of Parties.

          Each Party, in performing hereunder, is acting as an independent contractor, and such Party's personnel (including its subcontractors) shall not be considered or represented as employees or agents of the other Party. Neither Party is an agent of the other and has no authority to represent that Party as to any matters, except as expressly authorized in this Agreement.

     12.11. Severability.

          If any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by an arbitrator or a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law. The remainder of this Agreement shall remain in full force and effect.

     12.12. Reasonableness, Consents and Approval.

               (a) Where this Agreement requires a Party to assist or cooperate, such requirement shall not be interpreted to require materially more than a commercially reasonable level of effort (i.e. the standard applicable will not be "best efforts" or "exhausting all available means").

               (b) Except where expressly provided as being in the sole discretion of a Party, where agreement, approval, acceptance, consent, or similar action by either Party is required under this Agreement, such action shall not be unreasonably delayed or withheld. An approval or consent given by a Party under this Agreement shall not relieve the other Party from responsibility for complying with the requirements of this Agreement, nor shall it be construed as a waiver of any rights under this Agreement, except as and to the extent otherwise expressly provided in such approval or consent.

     12.13. Waiver of Default.

          No waiver or discharge hereof shall be valid unless in writing and signed by an authorized representative of the Party against which such amendment, waiver, or discharge is sought to be enforced. A delay or omission by either Party hereto to exercise any right or power under this Agreement shall not be construed to be a waiver thereof. A waiver by either of the Parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained.

     12.14. Survival.

          No termination of this Agreement shall affect the rights or obligations of any Party with respect to any other provisions of this Agreement that contemplate performance or observance subsequent to any termination or expiration of this Agreement.

     12.15. Public Disclosures.

          All media releases, public announcements, and public disclosures relating to this Agreement or the subject matter of this Agreement, including promotional or marketing material, but not including announcements intended solely for internal distribution or disclosures to the extent required to meet legal or regulatory requirements, shall be coordinated with and shall be subject to approval by both Parties prior to release.

     12.16. Third Party Beneficiaries.

          Except as otherwise provided in this Agreement, this Agreement shall not be deemed to create any rights in third parties, including suppliers and customers of a Party, or to create any obligations of a Party to any such third parties.

     12.17. Amendment.

          (a) This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both Parties.

          (b) Unless otherwise expressly permitted in this Agreement, WinStar shall not make any changes to the Exhibits or Schedules attached hereto that may have a material adverse impact on the performance or usability of Williams Connectivity without Williams' prior written consent.

     12.18. Order of Precedence.

          In the event of a conflict, this Agreement shall take precedence over the Schedules attached hereto, and the Schedules shall take precedence over their attached Exhibits.

          This order of precedence may be modified in a subsequently-added Schedule or Exhibit if this modification is explicitly noted in the corresponding amendment instrument.

     12.19. Interpretation.

          (a) Terms other than those defined in this Agreement shall be given their plain English meaning, and those terms, acronyms and phrases known in the telecommunications and information technology services industries shall be interpreted in accordance with their generally known meanings. Unless the context otherwise requires, words importing the singular include the plural and vice-versa.

          (b) References to "Article," "Section," "Subsection" and "Schedule" mean references to an article, section, subsection or schedule of this Agreement, as appropriate, unless otherwise specifically stated.

          (c) The article and section headings in this Agreement are intended to be for reference purposes only and shall in no way be construed to modify or restrict any of the terms or provisions of this Agreement.

          (d) The words "include," "includes" and "including," when following a general statement or term, are not to be construed as limiting the general statement or term to any specific item or matter set forth or to similar items or matters, but rather as permitting the general statement or term to refer also to all other items or matters that could reasonably fall within its broadest scope.

     12.20. Covenant of Good Faith.

          Each Party agrees that, in its respective dealings with the other Party under or in connection with this Agreement, it will act in good faith.


IN WITNESS WHEREOF, this Agreement has been executed and delivered by the undersigned officers, thereunto duly authorized, as of the date first written above.

WINSTAR WIRELESS, INC.                                          WILLIAMS COMMUNICATIONS, INC.




               /s/ Timothy R. Graham                                            /s/ Frank Semple
By:           --------------------------------------------      By:            ----------------------------------------
               Timothy R. Graham                                                Frank Semple
Name:         --------------------------------------------      Name:          ----------------------------------------
               Vice President                                                   President, Williams Network
Title         --------------------------------------------      Title:         ----------------------------------------
               December 17, 1998                                                December 17, 1998
Date:         --------------------------------------------      Date:          ----------------------------------------
